Exhibit 5.1

Going International Holding Company Limited	D: +852 3656 6054 +852 3656 6010
E: nathan.powell@ogier.com cecilia.li@ogier.com

Ref: NMP/CQL/504598.00001

15 December 2023

Going International Holding Company Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of certain ordinary shares of US$0.001 par value each of the Company (the IPO Shares).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 21 June 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company dated and filed with the Registrar on 21 June 2021 as amended by the special resolution of the Company dated 22 March 2023 and filed with the Registrar on 6 April 2023 (the Memorandum and Articles);

(c)	a certificate of incumbency dated 11 December 2023 identifying the directors and shareholders of the Company issued by the registered office provider of the Company;

(d)	a certificate of good standing dated 23 August 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the register of directors and officers of the Company as provided to us on 23 August 2023 (the Register of Directors);

(f)	the register of members of the Company as provided to us on 12 December 2023 (the Register of Members,

(g)	the register of mortgages and charges of the Company printed on 30 June 2021 (together with the Register of Directors and the Register of Members, the Registers);

(h)	a certificate from a director of the Company dated 15 December 2023 as to certain matters of facts (the Director’s Certificate);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(i)	the written resolutions of all the directors of the Company dated 11 December 2023 approving, among other things, the Company’s filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions);

(j)	the Register of Writs and Other Originating Process (the Register of Writs) maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 14 December 2023;

(k)	a search of the Cayman Online Registry Information Service conduced against the Company at the Registrar on 15 December 2023 (the CORIS Search); and

(l)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	the maximum number of the IPO Shares to be issued by the Company would not exceed the Company’s authorised share capital and the consideration payable for each IPO Share shall be no less than the par value of US$0.001 each;

(h)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

(j)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised share capital

(b)	The authorised share capital of the Company is US$500,000 divided into 500,000,000 ordinary shares of a par value of US$0.001 each.

Valid issuance of shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective names.

Registration statement - taxation

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (as revised) of the Cayman Islands (the Companies Act), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	Under the Companies Act, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.4	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier